Exhibit 10.1

ASSIGNMENT OF MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS ASSIGNMENT OF MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Assignment”) is dated as of February 27, 2020, and is entered into between The Procaccianti Group, LLC, a Rhode Island limited liability company (the “Assignor”), and Procaccianti Hotel REIT, L.P., a Delaware limited partnership (the “Assignee”).

A.          Assignor is the purchaser under that certain Membership Interest Purchase Agreement between TPG DP JV, LLC, ETJ Gano Holdings, Inc., PRJA Gano Holdings, LLC, EHI Gano Holdings, Inc. and TPG DV Investors, LLC (collectively, the “Seller”) dated as of January 14, 2020 (as amended, the “Agreement”); and

B.          Assignor desires to assign to Assignee all of Assignor's right, title and interest in and under the Agreement to Assignee; and

C.          Assignee desires to accept such assignment and assume all of Assignor's duties and obligations thereunder.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.          Assignor assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and under the Agreement and any other permits, rights and obligations arising under the Agreement or the property described therein;

2.          Assignee hereby accepts such assignment and assumes and agrees to perform all of Assignor's duties and obligations arising under the Agreement.

3.          Assignor represents and warrants to Assignee that the Agreement is in full force and effect. Assignor is not in default under the Agreement and the Seller thereunder has no defense, counterclaim or right of setoff against Assignor; Assignor owned the purchaser's interest under the Agreement and has the right and authority to make this Assignment, and has not previously assigned, transferred or otherwise encumbered its rights under the Agreement.

[Execution appears on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

The Procaccianti Group, LLC

By:	/s/ James A. Procaccianti
James A. Procaccianti, a Manager

ASSIGNEE:

Procaccianti Hotel REIT, L.P.

By:	/s/ James A. Procaccianti
James A. Procaccianti
Authorized Representative